EXHIBIT 99.1

PANTHEON CHINA ACQUISTION CORP. TO ACQUIRE CHINA CORD
BLOOD SERVICES CORPORATION - EXTENSION PROXY FILED WITH SEC

Hong Kong, November 11, 2008 - Pantheon China Acquisition Corp. (“Pantheon”, OTCBB: PCQC) announced today that on November 3, 2008 it entered into an agreement and plan of merger, conversion and share exchange (“Merger Agreement”) with China Cord Blood Services Corporation (“CCBS”) and certain shareholders of CCBS, including Golden Meditech Company Limited (“Golden Meditech”, Stock Code: 8180.HK) (collectively, the “Selling Shareholders”). Pursuant to the Merger Agreement, following receipt of stockholder approval by both Pantheon and Golden Meditech, Pantheon will complete a corporate reorganization that will result in holders of Pantheon securities holding securities in Pantheon Cayman Acquisition Corp. (“Pantheon Cayman”), a Cayman Islands exempted company formed as a result of a redomestication procedure, and the Selling Shareholders will exchange the outstanding shares of CCBS held by them for ordinary shares of Pantheon Cayman based on an agreed valuation of CCBS of approximately USD$350 million.

As of the date of this announcement, shareholders owning approximately 94% of the outstanding shares of CCBS have entered into the Merger Agreement. Each remaining shareholder of CCBS may elect to participate in the proposed transactions on the same terms and conditions as the other Selling Shareholders. If all of the remaining shareholders of CCBS elect to participate in the proposed transactions, immediately after the closing of the proposed transactions, the Selling Shareholders will receive an aggregate of 57,851,240 Pantheon Cayman ordinary shares.

Assuming no other CCBS shareholders elect to participate in the proposed transactions, immediately after the closing of the proposed transactions, Pantheon Cayman will have acquired approximately 94% of the issued and outstanding ordinary shares of CCBS through the issuance of 54,345,104 Pantheon Cayman ordinary shares, or approximately 89% of the combined company. Following closing, Pantheon Cayman will change its name to China Cord Blood Services Holdings Corporation.

In light of the anticipated timetable for the acquisition, Pantheon also announced the approval by its board of directors of a resolution extending the time available for it to consummate a “business combination” until September 30, 2009 and a recommendation that the stockholders of Pantheon vote to approve an amendment to its certificate of incorporation to effect this extension. Pantheon has set November 19, 2008 as the record date for the stockholders entitled to vote at its special meeting to be held on December 14, 2008 to approve this resolution and related proposals. Preliminary proxy materials were filed with the Securities and Exchange Commission on Friday, November 7, 2008 in relation to the solicitation of Pantheon’s stockholders in connection with the special meeting.

CHINA CORD BLOOD SERVICES

CCBS received its first license in Beijing in 2003 and was the first licensed cord blood banking operator in China. It has subsequently expanded its business to Guangdong province in 2007 and achieved substantial progress thereafter. CCBS is currently the largest cord blood banking operator in China in terms of geographical coverage and is the only market player with two (i.e., Beijing and Guangdong) out of six cord blood bank licenses issued by the PRC government authorities to date. Under the current PRC government regulations, only one licensed cord blood bank operator is permitted to operate in each licensed region.

Mark D. Chen, Chairman, Chief Executive Officer and President of Pantheon, stated, “As the first and only cord blood banking operator who possesses more than one license in China, CCBS serves the Beijing and Guangdong markets with over 1.1 million babies per annum. China’s large and growing population combined with the rising interest in cord blood banking services will continue to drive demand and enhance CCBS’s business performance despite any weakening in the Chinese economy. CCBS operates within a rapidly growing industry with huge market potential, high barriers to entry, unique cash flow visibility and a highly capable and experienced management team. We are confident that we have chosen a company that will return long-term value to our shareholders.”

“We expect the proposed business combination to not only further accelerate the development of CCBS in China and the Pan-Asian region but also generate long-term benefits to all Pantheon shareholders. The strong growth in CCBS’s subscribers was attributable to two major factors: first, China’s strong economic growth, one-child-per-family policy and large population; second, CCBS’s exclusive right to operate in two of the six licensed regions and effective marketing strategy.”

CCBS mainly provides cord blood collection, laboratory testing, hematopoietic stem cell processing, and stem cell storage services. Demand for such services has grown substantially since the industry began to develop six years ago in China. CCBS has witnessed significant growth in the number of its new subscribers at a compounded annual growth rate of more than 100%. Subscribers are required to pay an upfront fee of RMB5,000 (approximately USD735) and an annual storage fee of RMB620 (approximately USD91) for 18 years under their contracts.

Based on the consolidated financial statements prepared in accordance with US GAAP, the revenue and net income of CCBS for the fiscal year ended March 31, 2008 was US$33.2 million and US$12.6 million respectively.

TRANSACTION STRUCTURE

As noted above, as of the date of this announcement, shareholders owning approximately 94% of the outstanding shares of CCBS have entered into the Merger Agreement. Each remaining shareholder of CCBS may elect to participate in the proposed transactions on the same terms and conditions as the other Selling Shareholders. Assuming no other CCBS shareholders elect to participate in the proposed transactions, immediately after the closing of the proposed transactions, Pantheon Cayman will have acquired approximately 94% of the issued and outstanding ordinary shares of CCBS through the issuance of 54,345,104 Pantheon Cayman ordinary shares, or approximately 89% of the combined company.

In addition to the issuance of ordinary shares of Pantheon Cayman to the Selling Shareholders as described above, immediately after the business combination, all stock options of China Stem Cells Holdings Limited, an exempted company incorporated in the Cayman Islands and a wholly-owned subsidiary of CCBS (“CSC”), will be amended such that the options will become exercisable for ordinary shares of Pantheon Cayman and thereafter become substantially equivalent securities of Pantheon Cayman, with each option to purchase one ordinary share of CSC becoming an option to purchase 35.73314 Pantheon Cayman ordinary shares.

Pursuant to an earn-out provision in the Merger Agreement, Pantheon Cayman has also agreed to issue, over a period of three years, warrants exercisable for up to 9,000,000 ordinary shares of Pantheon Cayman (“earn-out warrants”) to CCBS’s senior management based on the percentage increase in the number of new subscribers during the relevant periods as follows:

- 2009	2,500,000 earn-out warrants if new subscribers during the fiscal year ended March 31, 2009 are at least 30% higher than that in the fiscal year ended March 31, 2008

- 2010	3,000,000 earn-out warrants if new subscribers during the fiscal year ended March 31, 2010 are at least 30% higher than that in the fiscal year ending March 31, 2009

- 2011	3,500,000 earn-out warrants if new subscribers during the fiscal year ended March 31, 2011 are at least 30% higher than that in the fiscal year ending March 31, 2010

Each earn-out warrant will be exercisable for one ordinary share of Pantheon Cayman at an exercise price equal to the lower of $5.00 and the market price on the date of issuance and has a term of five years.

Effective the closing date, the board of directors of Pantheon Cayman will consist of between five and seven members. The members will include Albert Chen and Ting Zheng of CCBS, Mark Chen of Pantheon, and additional directors to be selected and nominated by CCBS such that a majority of the board will consist of independent non-executive directors, of which one will have U.S. GAAP experience.

It is contemplated that after closing of the proposed transactions, application will be made for the ordinary shares of Pantheon Cayman to become listed on The New York Stock Exchange or elsewhere at the appropriate time. The listing application will be made only when Pantheon Cayman has satisfied the relevant listing requirements. Such listing will be unrelated to, and is not a condition for or requirement of, the proposed transactions or the Merger Agreement. For additional information on the proposed transaction, see the Form 8-K filed on November 4, 2008 by Pantheon China Acquisition Corp., which can be obtained at the Securities and Exchange Commission's EDGAR website (http://www.sec.gov).

ABOUT PANTHEON CHINA ACQUISITION CORP.

Pantheon is a blank check company organized as a corporation under the laws of the State of Delaware on April 10, 2006. It was formed to effect a business combination with an unidentified operating business having its operations in PRC. In December 2006, it consummated its IPO from which it derived gross proceeds of $34.5 million, including proceeds from the exercise of the underwriters’ over-allotment option. $32,747,500 of the net proceeds of the IPO and a private placement completed prior to the IPO were deposited in a trust account and such funds and a portion of the interest earned thereon will be released only upon the consummation of the business combination or to holders of Pantheon’s common stock in connection with its liquidation and dissolution. Other than its IPO and the pursuit of a business combination, Pantheon has not engaged in any business to date.

FORWARD-LOOKING STATEMENTS

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about Pantheon, CCBS and their combined business after completion of the proposed acquisition.

Forward-looking statements are statements that are not historical facts. Such forward-looking statements, based upon the current beliefs and expectations of Pantheon and CCBS’s management, are subject to risks and uncertainties, which could cause actual results to differ materially from the forward-looking statements. Several factors could cause actual results to differ from those set forth in the forward-looking statements including the risks and uncertainties detailed in Pantheon’s filing with the Securities and Exchange Commission, including its reports on Form 10-Q and Form 10-K. The information set forth herein should be read in light of such risks.

ADDITIONAL INFORMATION

Pantheon intends to file with the SEC a preliminary proxy statement and Pantheon Cayman intends to file a registration statement on Form S-4 in connection with the proposed transactions and the special meeting of Pantheon stockholders that will be held in connection therewith. Stockholders of Pantheon and other interested persons are advised to read, when available, Pantheon’s preliminary proxy statement and definitive proxy statement in connection with the solicitation of proxies for the special meeting and Pantheon Cayman’s registration statement and related proxy statement/prospectus because these documents will contain important information. The definitive proxy statement/prospectus will be mailed to stockholders as of a record date to be established for voting at the special meeting. Stockholders will also be able to obtain a copy of the definitive proxy statement/prospectus, without charge, once available, and Pantheon’s and Pantheon Cayman’s other filings with the SEC, at the SEC’s website www.sec.gov or by mailing a request to Pantheon China Acquisition Corp., Suite 10-64 #9 Jianguomenwai Avenue, Chaoyang District, Beijing, China, 100600, Attention: Secretary.

Pantheon and its directors and executive officers may be deemed to be participants in the solicitation of proxies for special meeting of shareholders of Pantheon to be held to approve, among other things, the acquisition of CCBS. Information regarding Pantheon's directors and executive officers is available in its Form 10-K for the year ended December 31, 2007 filed with the U.S. Securities and Exchange Commission, and such information will be available in the proxy statements. No person other than Pantheon has been authorized to give any information or to make any representations on behalf of Pantheon in connection with the acquisition, and if given or made, such other information or representations must not be relied upon as having been made or authorized by Pantheon.

Contact:

Mark D. Chen
Chairman, Chief Executive Officer and President
Pantheon China Acquisition Corp.
(646) 536-7561
mdc39@vip.163.com

Brandi E. Piacente
Investor Relations
The Piacente Group, Inc.
(212) 481-2050
brandi@tpg-ir.com